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                                                                   EXHIBIT 10.35

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is entered into as of December 2, 1998, by and between Visioneer, Inc., a Delaware corporation ("Seller" or the "Company"), Primax V Acquisition Corp., a California corporation ("Buyer") and Primax Electronics Ltd., a corporation organized under the laws of Taiwan ("Buyer Parent").


                                    RECITALS

         Buyer and Buyer Parent are in the business of designing, manufacturing, marketing and selling computer peripheral devices. Seller is in the business of designing, manufacturing, marketing and selling desktop and flatbed scanners (the "Hardware Business"), and Seller is also in the business of designing, marketing and selling software (the "Software Business"). The Hardware and Software Business are collectively referred to herein as the "Business." Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, all of Seller's assets relating to the Hardware Business and certain additional specified assets, and Buyer desires to assume, and Seller desires to delegate to Buyer, all of Seller's liabilities relating to the Hardware Business and certain additional specified liabilities, on the terms and subject to the conditions set forth in this Agreement.


                                    AGREEMENT

         In consideration of the mutual agreements, representations, warranties and covenants set forth below, Buyer and Seller agree as follows:

1. DEFINITIONS. Certain capitalized terms used in this Agreement are defined in Exhibit A.

2.       SALE AND PURCHASE.

         2.1 TRANSFER OF ASSETS. Subject to the terms and conditions of this Agreement, Seller shall sell, assign, grant, transfer, and deliver (or cause to be sold, assigned, granted, transferred and delivered) to Buyer, or to any Affiliate of Buyer designated by Buyer, and Buyer shall purchase and accept from Seller effective as of the Closing Date (as defined in Section 3.1 below) the following assets, properties and business of Seller as the same shall exist on the Closing Date:

                  (a) HARDWARE ASSETS. All of Seller's rights, title and interest in and to all of the following assets, properties and business owned, held or used by Seller (the "Hardware Assets"):

                           (i) all real property and leases of and other
interests in real property, in each case together with all buildings, fixtures and improvements thereon, including without limitation, the items listed in Part
4.6 of the Disclosure Schedule and identified as Purchased Assets;



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                           (ii) all leases of and other interests in the
equipment listed in Part 4.6 of the Disclosure Schedule and identified as Purchased Assets;

                           (iii) all tangible personal property and assets
listed in Part 4.7 of the Disclosure Schedule and identified as Purchased
Assets;

                           (iv) all raw materials, work-in-process, finished
goods, supplies and other inventories relating solely to the Hardware Business;

                           (v) all accounts receivable, notes receivable and
other receivables to the extent relating to the Hardware Business (for this purpose, the parties agree that accounts receivable from Seller's sales in the ordinary course of hardware and software bundled products prior to the Closing Date constitute accounts receivable of the Hardware Business);

                           (vi) all prepaid expenses to the extent relating to
the Hardware Business or any Purchased Assets including, but not limited to Taxes, leases, royalties and rentals;

                           (vii) all of Seller's rights, claims, credits, causes
of action (including Legal Proceedings set forth in Part 4.20(a) of the Disclosure Schedule and identified as Purchased Assets) or rights of set-off against third parties to the extent relating to the Hardware Business, including, without limitation, unliquidated rights under warranties;

                           (viii) all patents and patent applications,
trademarks (whether or not registered), trademark applications, trade names, fictitious business names, service marks (whether or not registered), service mark applications, copyrights (whether or not registered), copyright applications, maskworks, maskwork applications, moral rights, and proprietary products (but excluding bundled software and all intellectual property rights associated therewith, except to the limited extent that such bundled software or intellectual property rights are designated as Purchased Assets) listed on Part 4.9(a) of the Disclosure Schedule and identified as Purchased Assets, together with all associated goodwill and all intellectual property rights of Seller therein;

                           (ix) all things authored, discovered, developed,
made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Seller or any of its employees or agents that are solely embodied in, derived from or relating solely to the Hardware Business (but excluding bundled software and all intellectual property rights therein), in any stage of development, including, without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes and all other information relating solely to the Hardware Business (but excluding bundled software and all intellectual property rights therein);

                           (x) any and all design and code documentation,
methodologies, processes, trade secrets, design information, product information, technology, formulae, routines, engineering specifications, technical manuals and data, drawings, inventions, know-how, techniques, engineering work papers, and notes, development work-in-process, business



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and marketing plans, and other proprietary information and materials of any kind solely relating to, used in, or derived from the Hardware Business (but excluding bundled software and all intellectual property rights therein) (collectively with subsections (viii) and (ix), the "Intellectual Property");

                           (xi) all the Material Contracts listed in Part 4.10
of the Disclosure Schedule and identified as Purchased Assets, Contracts of Seller relating solely to the Hardware Business, and sales and purchase orders of Seller to the extent relating to the Hardware Business (collectively, the "Purchased Contracts"), provided however, that "Purchased Contracts" shall exclude any Material Contracts listed in Part 4.10 of the Disclosure Schedule and identified as Purchased Assets for which a Consent is required under such contracts to effect the assignment of all rights and delegation of all obligations thereunder to Buyer, and for which a Consent is not obtained prior to Closing; provided further, however, that the provisions of Section 2.8 shall apply with respect to all Distribution and Marketing Agreements listed in Part
4.10 (a)(ii)(B) of the Disclosure Schedule for which a Consent is not obtained prior to Closing;

                           (xii) all licenses, permits, authorizations, consents
and approvals of any Governmental Entity solely affecting or relating in any way to the Hardware Business which are transferable to Buyer;

                           (xiii) subject to Section 6.8 below, all books,
records, files and papers, whether in hard copy or electronic format, used in the Hardware Business, including without limitation, a copy of sales and promotional literature, sales and purchase correspondence, lists of present, former and prospective suppliers or customers, personnel and employment records, and any information relating to Taxes imposed on the Hardware Business or the Hardware Assets;

                           (xiv) all computer software programs, data and
associated licenses used internally by Seller in its conduct of the Hardware Business;

                           (xv) all goodwill associated with the Hardware
Business or the Hardware Assets, together with the right to represent to third parties that Buyer is the successor to the Hardware Business; and

                           (xvi) all software and firmware driver technology
relating to Seller's Strobe, flatbed and OneTouch scanner products, including all Intellectual Property rights of Seller therein, provided however, that the Purchased Assets shall not include the Intellectual Property related to the OneTouch software module; and

                  (b) "VISIONEER." All of Seller's rights, title and interest in and to the "Visioneer" name, including all intellectual property rights (including trademark rights) of Seller therein (the "Visioneer Name"); and

                  (c) OTHER INCLUDED ASSETS. All of Seller's rights, title and interest in and to all of the assets, properties and business set forth on
Schedule 2.1(c) attached hereto ("Other Assets"). The Hardware Assets, the Visioneer Name, and Other Assets are collectively referred to herein as the "Purchased Assets."



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         2.2 EXCLUDED ASSETS. Buyer agrees that only the assets, properties and business expressly identified in Section 2.1 above shall be Purchased Assets, and that the assets, properties and business that are not identified as Purchased Assets in the Disclosure Schedules shall not be Purchased Assets. Notwithstanding the provisions of Section 2.1 above, Buyer agrees that all of Seller's rights, title and interest in and to the assets, properties and business set forth on Schedule 2.2 attached hereto shall be excluded from the Purchased Assets (collectively, the "Excluded Assets"):

         2.3 TRANSFER OF LIABILITIES. Subject to the terms and conditions of this Agreement, Buyer shall assume from Seller, and Seller shall delegate to Buyer, effective as of the Closing Date, the following liabilities and obligations of Seller (whether actual, contingent or otherwise) as the same shall exist as of the Closing Date:

                  (a) HARDWARE LIABILITIES all liabilities and obligations of Seller (whether actual, contingent or otherwise) relating to the Hardware Business (the "Hardware Liabilities"), including:

                           (i) all liabilities and obligations relating to the
Purchased Assets, including but not limited to all liabilities of Seller pursuant to the Purchased Contracts and any Unassigned Contracts (as that term is defined in Section 2.8(a) below);

                           (ii) all liabilities and obligations included within
Total Accounts Payable of the Hardware Business as set forth on the Closing Balance Sheet (as defined in Section 2.6 below; and

                           (iii) all liabilities and obligations included within
Other Current Liabilities of the Hardware Business set forth on the Closing Balance Sheet, including sale, use and value-added taxes, state income or franchise taxes (based on or measured by property), real, personal or intangible property taxes, and other liabilities relating to the real property and equipment leases assumed by Buyer, and all similar liabilities and obligations that arise after the Closing Date.

                   (b) OTHER INCLUDED LIABILITIES all liabilities and obligations of Seller set forth in Schedule 2.3(b) attached hereto ("Other Liabilities"). The Hardware Liabilities and Other Liabilities are collectively referred to herein as the "Assumed Liabilities."

         2.4 EXCLUDED LIABILITIES. All liabilities and obligations of Seller (whether actual, contingent or otherwise) which are not expressly assumed by Buyer pursuant to Section 2.3 above shall be excluded from the Assumed Liabilities, including without limitation the liabilities set forth on Schedule
2.4 ("Excluded Liabilities").

         2.5 PURCHASE PRICE. Subject to the performance by Seller of all of its obligations under this Agreement at or prior to the Closing, in consideration of the acquisition of the Purchased Assets under Section 2.1 and the assumption of the Assumed Liabilities under Section 2.3, Buyer agrees to deliver to Seller or to an account or accounts designated by Seller (i) $1,100,000 plus (ii) the net book value of the Purchased Assets (based on the Closing Balance



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Sheet (as defined in Section 2.6)) in immediately available funds denominated in
U.S. dollars (collectively, the "Purchase Price").

         2.6 DETERMINATION OF CLOSING BALANCE SHEET. No later than five (5) business days prior to the Closing Date, Seller shall deliver to Buyer an unaudited balance sheet of the Hardware Business prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, which shall include Seller's asset and liability accounts as of such date (the "Seller Balance Sheet"). From the date of the Seller Balance Sheet to the Closing Date, Buyer and Seller shall mutually monitor and maintain a ledger reflecting Seller's receipt of payments for accounts receivable, the payment by Seller of any accounts payable and events that impact any of Seller's other balance sheet accounts. Based on such events, Buyer and Seller shall agree upon the appropriate adjustments to be made to the Seller Balance Sheet and any change to the net book value of the Purchased Assets since the date of the Seller Balance Sheet. The resulting adjusted balance sheet of Seller, which shall include the unaudited asset and liability accounts of the Business as of the Closing Date, shall be known as the "Closing Balance Sheet." Notwithstanding the foregoing, either party may deliver to the other party prior to the Closing Date written notice (the "Objection Notice") of its disagreement as to the value of any item included in the Seller Balance Sheet or in the calculation of any adjustment thereto pursuant to this Section 2.6. The Objection Notice shall specify in reasonable detail the nature of such disagreement and the basis and supporting evidence for the objecting party's position with respect to the disputed item(s). Seller and Buyer shall attempt in good faith to resolve any disagreement prior to the Closing Date in order to determine the Closing Balance Sheet. Buyer and Seller shall each be entitled to review all work papers and other supporting documentation used in or relevant to the Seller Balance Sheet, and the calculation of any adjustment thereto pursuant to this Section 2.6. If Buyer and Seller are unable to reach agreement on the Closing Balance Sheet prior to the Closing Date, they shall submit the disputed items to Arthur Andersen L.L.P. (the "Arbitrator"), whose decision with respect to the matters disputed in the Objection Notice shall be final and binding. Buyer and Seller shall each promptly provide all information and documents within their respective possession that the Arbitrator, in its sole discretion, deems necessary in order to make its decision with respect to the disputed matters. The fees and expenses of the Arbitrator shall be borne equally by Buyer and Seller. The Arbitrator shall render its decision with respect to such matters within 10 days after such matters are submitted to it and then deliver the Closing Balance Sheet to Buyer and Seller at such time. The Closing shall take place as soon as practicable thereafter. For purposes of Section 2.5, the net book value of the Purchased Assets shall not include (i.e. shall be increased by) liabilities and obligations included within Total Accrued Wages of the Hardware Business, such as accrued payroll, federal and state income taxes, commissions, 401(k) contributions made by employees, 401(k) loans payable to employees, vacation, insurance, Section 125 contributions, and employee stock purchase plan contributions, except to the extent the parties agree that such liabilities shall constitute Assumed Liabilities.

         2.7 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as provided in a schedule to be prepared by Buyer (Schedule 2.7 hereto) for purposes of complying with the requirements of Section 1060 of the Code and the regulations thereunder. As soon as practicable after the delivery of the Closing Balance Sheet, Buyer shall



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deliver to Seller a revised allocation reflecting any adjustment to the Seller
Balance Sheet represented by the Closing Balance Sheet, which revised allocation shall be reasonably consistent with the principles of the allocation set forth in Schedule 2.7 as determined by Buyer in its good faith discretion. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service (and applicable state tax authorities) substantially identical and supplemental Internal Revenue Service Forms 8594 (and corresponding state tax forms) consistent with Buyer's allocation of the Purchase Price. If any Tax authority challenges such allocation, the party receiving notice of such challenge shall give the other prompt written notice thereof and the parties shall cooperate in order to preserve the effectiveness of such allocation.

         2.8      CERTAIN UNASSIGNED CONTRACTS.

                  (a) Buyer and Seller agree that with respect to all Distribution and Marketing Agreements listed in Part 4.10 (a)(ii)(B) of the Disclosure Schedule which constitute a Purchased Asset and Assumed Liability for which a Consent under such contract is required to assign the rights and delegate the obligations under such contract to Buyer but not obtained on or prior to the Closing Date (an "Unassigned Contract"), Seller and Buyer shall take the following actions: Seller shall (i) promptly transfer to Buyer all payments to the extent relating to the Hardware Business received from any third-party under the Unassigned Contract, if applicable; (ii) take, at Buyer's expense, all reasonable actions to enforce Buyer's rights relating to the Hardware Business under the Unassigned Contract after prior consultation with Buyer; and (iii) promptly provide Buyer with a copy of all correspondence, notices, and other communications received by the third-party under the Unassigned Contract that relate specifically to Buyer and the Hardware Business. Buyer shall (i) perform all obligations under the Unassigned Contract which Buyer would be required to perform thereunder if the Unassigned Contract were assigned to Buyer under this Agreement, including making any payments directly to any third-party that would be required by Buyer; (ii) indemnify and reimburse Seller for all expenses and costs incurred by Seller arising under or relating to the Unassigned Contract, and (iii) hold harmless Seller for all expenses and costs incurred by Buyer arising under or relating to the Unassigned Contract. Buyer acknowledges that Seller shall not be required to obtain Consents for each Unassigned Contract, however, Seller shall provide assistance and information upon Buyer's reasonable request to assist Buyer in negotiating a new contract with such third parties after the Closing Date.

                  (b) Buyer and Seller agree that with respect to all Distribution and Marketing Agreements listed in Part 4.10 (a)(ii)(B) of the Disclosure Schedule which are included as Purchased Assets (either because no Consent to assignment is required or because such Consent has been obtained) (each an "Assigned Contract"), Seller and Buyer shall take the following actions: Buyer shall (i) promptly transfer to Seller all payments to the extent relating to the Software Business received from any third-party under the Assigned Contract, if applicable; (ii) take, at Seller's expense, all reasonable actions to enforce Seller's rights relating to the Software Business under the Assigned Contract after prior consultation with Seller; and (iii) promptly provide Seller with a copy of all correspondence, notices, and other communications received from any third-party under the Assigned Contract that relates specifically to Seller and the Software Business. Seller shall (i) perform all applicable



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obligations under the Assigned Contract which Seller would be required to perform thereunder if the Assigned Contract had not been assigned to Buyer under this Agreement, including making any payments directly to any third-party that would be required by Buyer; (ii) indemnify and reimburse Buyer for all expenses and costs incurred by Buyer arising under or relating to the Assigned Contract that were undertaken on behalf of Seller or that relate to Seller's rights in connection with the Software Business, and (iii) hold harmless Buyer for all expenses and costs incurred by Seller arising under or relating to the Assigned Contract. Seller acknowledges that Buyer shall not be required to assist Seller in negotiating a new contract with such third parties after the Closing Date.

3.       CLOSING.

         3.1 CLOSING. The Closing shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California 94025 on January 3, 1999, or as soon as practicable thereafter on such other date as may be jointly designated by Buyer and Seller (the "Closing Date").

         3.2 ACTIONS AT THE CLOSING. At the Closing, Seller shall deliver to Buyer and Buyer shall accept from Seller the Purchased Assets and Assumed Liabilities, and Buyer shall deliver to Seller and Seller shall accept from Buyer the Purchase Price, and Buyer and Seller shall take such actions and execute and deliver such agreements, bills of sale, and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:

                  (a) BILL OF SALE; ASSIGNMENT AND ASSUMPTION AGREEMENT. Seller shall deliver to Buyer a general Bill of Sale duly executed by Seller substantially in the form attached as Exhibit B, and with respect to each Purchased Contract and item of Intellectual Property, an Assignment and Assumption Agreement substantially in the form attached as Exhibit C (collectively, the "Transfer Documents") in each case duly executed by Seller and Buyer, and in the aggregate assigning to Buyer all of Seller's right, title and interest in and to the Purchased Assets, and delegating to Buyer all of Seller's obligations under the Assumed Liabilities. Buyer may designate one or more of its Affiliates as the recipient of certain of the Purchased Assets, and as the party to assume certain of the Assumed Liabilities, in which case Seller shall transfer such Purchased Assets and Assumed Liabilities to Buyer or the Affiliate(s) designated by Buyer pursuant to such Transfer Documents.

                  (b) THIRD PARTY CONSENTS AND ASSIGNMENTS. Seller shall deliver to Buyer any assignments, and any required consents to assignment, that it has obtained in respect of the Purchased Contracts, duly executed by parties having the authority to so assign or consent to assign, in form and substance as Buyer shall reasonably request.

                  (c) SELLER DOCUMENTS. At the Closing, Seller shall deliver to Buyer any and all documents required to satisfy the conditions set forth in
Section 9 of this Agreement and any other closing documents reasonably requested by Buyer.



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                  (d) BUYER DOCUMENTS. At the Closing, Buyer shall deliver to
Seller any and all documents required to satisfy the conditions set forth in
Section 8 of this Agreement and any other closing documents reasonably requested by Seller.

                  (e) POST-CLOSING ACTIONS. Subsequent to the Closing Date, Seller shall, and shall cause any Affiliate of Seller to, from time to time execute and deliver, upon the request of Buyer, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may reasonably be requested by Buyer to effect, record or verify the transfer to and vesting in Buyer of Seller's and any of Seller's Affiliates' right, title and interest in and to the Purchased Assets, free and clear of all Liens in accordance with the terms of this Agreement.

                  (f) OBLIGATIONS OF BUYER PARENT. Buyer Parent shall take all actions necessary to cause Buyer to perform all obligations of Buyer existing prior to and in connection with the Closing, including without limitation Buyer's obligations under Section 6.4 below.

                  (g) USE OF CORPORATE NAME. Buyer acknowledges that Seller contemplates entering into the Merger Agreement providing for the Merger of Seller with the Third Party, and pursuant to which the corporate name of the successor entity will be a name other than "Visioneer." Seller expects that it will be required to obtain the consent of its stockholders to such Merger and change of corporate name at a special meeting of stockholders to be held as soon as practicable following the execution date of the Merger Agreement and prior to the effective time of the Merger. Seller acknowledges that the Hardware Assets include all of Seller's right, title and interest, including intellectual property rights, in and to the name "Visioneer". Buyer acknowledges Seller's desire to use the corporate name "Visioneer" after the Closing Date, on the terms and subject to the below conditions. Effective as of the Closing Date, Buyer hereby grants to Seller and the successor entity of Seller, if applicable, a non-exclusive, worldwide, royalty-free, irrevocable, perpetual right and license, under all of Buyer's intellectual property rights, to use, with right of sublicense, the name "Visioneer" as the corporate name of Seller (the "Corporate Name License"). The Corporate Name License shall terminate on the earlier of (i) one week following the Effective Time of the Merger or (ii) April 30, 1999; provided, however, in the event the Merger does not close by April 30, 1999, Seller shall have the right to use the name "Visioneer" as its legal corporate name, except that Seller shall do business with a name other than "Visioneer," and Seller shall recommend to its stockholders at its next annual meeting of stockholders that Seller change its legal corporate name to a name not using the name "Visioneer." Seller shall provide to Buyer reasonable evidence of Seller's change of corporate name in compliance with this Section 3.2(g). In addition, as of the Closing Date, Seller shall inform the California Secretary of State of Seller's consent to Buyer's use of the name "Visioneer."

         Seller shall use its best efforts to ensure that each affiliate of Seller listed in Part 4.19 of the Disclosure Schedule enters into a voting agreement prior to the Closing Date providing that such affiliate agrees to vote all shares of capital stock of Seller held by it in favor of Seller's recommendation at its next annual meeting of stockholders to change its corporate name to a name not using the name "Visioneer."



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         Seller acknowledges that Buyer may commence use of the name "Visioneer"
as of the Closing. Buyer and Seller shall cooperate with regard to their respective uses of the name "Visioneer" between Closing and the termination of the License to prevent confusion between each of Seller and Buyer and their respective customers, suppliers and other partners.

                  (h) PRODUCT NAME LICENSE GRANTED TO SELLER. Seller acknowledges that the Hardware Assets include all of Seller's right, title and interest, including intellectual property rights, in and to the trademarks of Seller identified as Purchased Assets in Part 4.9(b) of the Disclosure Schedule. Buyer acknowledges Seller's desire to use those trademarks on the terms and subject to the below conditions. Effective as of the Closing Date, Buyer hereby grants to Seller and the successor of Seller, if applicable, a non-exclusive, worldwide, royalty-free, irrevocable right and license, under all of Buyer's intellectual property rights related to Hardware Assets, to use those trademarks identified as Purchased Assets in Part 4.9(b) of the Disclosure Schedule for the purposes of marketing, selling and distributing Seller's software products alone or bundled with third-party products (other than imaging hardware devices (as that term is defined in the Software License Agreement) with a retail price less than $300) under the same product name that such products were marketed, sold and distributed immediately prior to the Closing Date (the "Product Name License Granted to Seller"). The Product Name License Granted to Seller shall continue for Seller, any successor of Seller, or any distributor, OEM or reseller thereof, until March 31, 2000; provided that Seller shall use commercially reasonable efforts to rename any products to which the Product Name License Granted to Seller applies as soon as it is feasible to do so.

                  (i) PRODUCT NAME LICENSE GRANTED TO BUYER. Buyer acknowledges that the Hardware Assets exclude all of Seller's right, title and interest, including intellectual property rights, in and to the trademarks of Seller set forth in Part 4.9(b) of the Disclosure Schedule that are identified as not being Purchased Assets. Seller acknowledges Buyer's desire to use those trademarks on the terms and subject to the below conditions. Effective as of the Closing Date, Seller hereby grants to Buyer and its affiliates, if applicable, a non-exclusive, worldwide, royalty-free, irrevocable right and license, under all of Seller's intellectual property rights, to use those trademarks set forth in
Part 4.9(b) of the Disclosure Schedule that are identified as not being Purchased Assets for the purposes of marketing, selling and distributing Buyer's hardware products alone or bundled with third-party products (except paper management or OCR software other than software provided by Seller or a successor Seller) under the same product name that such products were marketed, sold and distributed immediately prior to the Closing Date (the "Product Name License Granted to Buyer"). The Product Name License Granted to Buyer shall continue for Buyer, any successor Buyer, or any distributor, OEM or reseller thereof, until March 31, 2000; provided that Buyer shall use commercially reasonable efforts to rename any products to which the Product Name License Granted to Buyer applies as soon as it is feasible to do so.

4.       REPRESENTATIONS AND WARRANTIES OF SELLER.  Each representation



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and warranty set forth below is qualified by any exception or disclosures set forth in the Disclosure Schedule attached hereto delivered to Buyer by Seller. Seller represents and warrants to Buyer as of the date of this Agreement as follows:

         4.1      DUE ORGANIZATION; SUBSIDIARIES; ETC.

                  (a) Seller has no Subsidiaries and Seller does not own any capital stock of, or any equity interest of any nature in, any other Entity. Seller has not agreed nor is it obligated to make, nor is it bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Seller has not at any time been a general partner of any general partnership, limited partnership or other Entity.

                  (b) Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                  (c) Seller has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 4.1(c) of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Seller. Seller is in good standing as a foreign corporation in each of the jurisdictions identified in Part 4.1(c) of the Disclosure Schedule.

         4.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Seller has delivered to Buyer accurate and complete copies of its certificate of incorporation, bylaws and other charter and organizational documents, including all amendments thereto. Seller is not in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent governing instruments.

         4.3      [Intentionally left blank.]

         4.4      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Seller has delivered or made available to Buyer accurate and complete copies of all publicly available registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Seller with the SEC and will deliver to Buyer accurate and complete copies of all such publicly available registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed after the date of this Agreement and prior to the Closing Date (collectively, the "Seller SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Seller with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a later filing, then on the date of such filing): (i) each of the Seller SEC Documents filed with the SEC complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the rules and regulations under either of them (as the case may be) as of the date of such filing and any Seller SEC Documents filed after the date hereof will so comply; and (ii) none of the Seller SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements (including any related notes) contained in the Seller SEC Documents filed with the SEC (the "Seller Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and other information required for complete financial statements), and
(iii) fairly present the consolidated financial position of Seller as of the respective dates thereof and the consolidated results of operations of Seller for the periods covered thereby. All adjustments (consisting of recurring accruals) considered necessary for a fair presentation of the financial statements have been included. The audited consolidated balance sheet of the Seller included in Seller's Annual Report on Form 10-K for the year ended December 28, 1997 is sometimes referred to herein as the "1997 Balance Sheet" and the unaudited consolidated balance sheet of Seller as of September 27, 1998 is sometimes referred to herein as the "Seller Unaudited Interim Balance Sheet." All financial statements (including any related notes) contained in Seller SEC Documents filed after the date hereof shall meet the conditions set forth in
(i), (ii) and (iii) of this Section 4.4(b).

                  (c) The Seller Unaudited Interim Balance Sheet and the statement of operations of Seller for the quarter ended September 27, 1998 and delivered to Buyer were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except that the such financial statements may not contain footnotes and other information required for complete financial statements), and fairly present the financial position of the Business as of the respective dates thereof and the results of operations of the Business for the periods covered thereby.

                  (d) Seller has recognized revenues in accordance with GAAP and Statement of Position 91-1 entitled "Software Revenue Recognition," dated December 12, 1991, issued by the American Institute of Certified Public Accountants. Seller has recognized (i) initial license fee revenues only after delivery of software and hardware products and upon satisfaction of all significant post-delivery obligations; (ii) revenues associated with the grant of additional licenses to Seller's existing customers upon shipment and upon satisfaction of all significant post-delivery obligations and (iii) maintenance revenues ratably over the term of the maintenance period.

         4.5 ABSENCE OF CHANGES. Since the date of the Seller Unaudited Interim Balance Sheet and except as set forth in Part 4.5 of the Disclosure Schedule:

                  (a) there has not been any material adverse change in the business, condition, assets, Liabilities, operations, financial performance or prospects of the Hardware Business, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Purchased Assets;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Purchased Assets (whether or not covered by insurance);

                  (c) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of Seller, and Seller has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, other than the Merger Agreement;

                  (d) Seller has not (i) received any Acquisition Proposal, or
(ii) solicited, initiated, encouraged or induced, or provided any nonpublic information to or entered into any discussions with any Person for the purpose of soliciting, initiating, encouraging or inducing, the making or submission of any Acquisition Proposal;

                  (e) Seller has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity:

                  (f) Seller has not made any capital expenditures which exceed $25,000 with respect to any single matter, or $50,000 in the aggregate;

                  (g) except in the ordinary course of business and consistent with past practices and except for the Merger Agreement, Seller has not (i) entered into or permitted any of the Purchased Assets to become bound by any Material Contract (as defined in Section 4.10), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Purchased Contract;

                  (h) except as contemplated by the Merger Agreement, Seller has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any Purchased Asset to any other Person, or (iii) waived or relinquished any material right relating to the Purchased Assets or Assumed Liabilities, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

                  (i) Seller has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness that constitutes a Purchased Asset or Assumed Liability in excess of $25,000 with respect to any single matter, or in excess of $50,000 in the aggregate;

                  (j) Seller has not made any pledge or otherwise permitted any of the Purchased Assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices and except as set forth in the Merger Agreement;

                  (k) except for relocation and travel advances referred to in
Section 4.8(b), Seller has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money that constitutes a Purchased Asset or an Assumed Liability;

                  (l) Seller has not (i) established or adopted any Plan (as defined in Section 4.16(a)), (ii) caused or permitted any Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (m) Seller has not changed any of its methods of accounting or accounting practices in any respect with respect to the Hardware Business;

                  (n) Seller has not made any material election with respect to Taxes;

                  (o) Seller has not commenced or settled any Legal Proceeding;

                  (p) Seller has not entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on the Purchased Assets or the Assumed Liabilities; and

                  (q) Seller has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(p)" above.

         4.6 LEASEHOLD; EQUIPMENT. Seller does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 4.6 of the Disclosure Schedule (which Part
4.6 indicates that such leaseholds are included as part of the Purchased Assets hereunder). All such real property is being leased pursuant to lease agreements that are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Part 4.6 of the Disclosure Schedule accurately identifies all material items of equipment leased by Seller and indicates whether or not such items of equipment are included as Purchased Assets. All material items of equipment and other tangible assets owned by or leased to Seller are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted).

         4.7 TITLE TO ASSETS. Seller owns, and has good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, that constitute Purchased Assets. Except as set forth in Part 4.7 of the Disclosure Schedule, all of said assets are owned or leased by Seller free and clear of any encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Seller. Part 4.7 sets forth a list of all material tangible personal property and assets of Seller and identifies which of such assets constitute Purchased Assets.

         4.8      RECEIVABLES; SIGNIFICANT CUSTOMERS OF THE BUSINESS.

                  (a) Part 4.8(a) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable of Seller as of the date of the Seller Unaudited Interim Balance Sheet. All such accounts receivable are current, and the Company believes that there is reasonable basis that such accounts receivable will be collected (net of the allowance of doubtful accounts set forth on the Company Unaudited Interim Balance Sheet, which allowance the Company believes is reasonable).

                  (b) Part 4.8(b) of the Disclosure Schedule contains an accurate and complete list as of date of this Agreement of all loans and advances made by Seller to any employee, director, consultant or independent contractor of Seller outstanding as of the date of this Agreement, other than routine travel or relocation advances made to employees in the ordinary course of business. All of such loans and advances existing as of the Closing Date are Purchased Assets, except the loans and advances indicated on Part 4.8(b) that were made by Seller to any employee, director, consultant or independent contractor of Seller offered employment by Merger Party.

                  (c) Part 4.8(c) of the Disclosure Schedule sets forth a complete and accurate list of all Significant Customers of the Business. For purposes of this Agreement, "Significant Customers of the Business" are the thirty (30) customers of the Seller (including without limitation original equipment manufacturers and royalty-paying customers) that have effected the most purchases from the Business, in dollar terms, and accounted for the most revenues for the Business, in dollar terms, during the eight fiscal quarter period ended September 27, 1998. None of the Company's Significant Customers of the Business has canceled or returned or, to the knowledge of Seller, is currently attempting or threatening to cancel or return, any purchases from, orders to or services provided by the Seller. Seller has not received any material customer complaints concerning its products and/or services.

         4.9      PROPRIETARY ASSETS.

                  (a) Part 4.9(a) of the Disclosure Schedule sets forth a list of all patents and patent applications, trademarks (whether or not registered), trademark applications, trade names, fictitious business names, service marks (whether or not registered), service mark applications, copyrights (whether or not registered), copyright applications, maskworks, maskwork applications, computer software, computer programs (in source and executable form), proprietary products of Seller and which of such Proprietary Assets are Purchased Assets. Part 4.9(a) of the Disclosure Schedule indicates each Proprietary Asset of Seller registered with any Governmental Body or for which an application has been filed with any Governmental Body and the names of the jurisdictions covered by the applicable registration or application. Seller owns no Proprietary Assets registered with any Governmental Body or for which an application has been filed with any Governmental Body other than the Proprietary Assets set forth in Part 4.9(a) of the Disclosure Schedule. Part 4.9(a) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to Seller by any Person (except for any Proprietary Asset that is licensed to Seller under any third party software license generally available to the public at a cost of less than $25,000), and identifies the license agreement under which such Proprietary Asset is being licensed to Seller. Seller has good and marketable title to all of the Proprietary Assets identified in Parts 4.9(a) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a right to use all of such Proprietary Assets that constitute Purchased Assets. To Seller's knowledge, except as set forth in Part 4.9(a) of the Disclosure Schedule, Seller is not obligated to make any payment after the date of this Agreement to any Person for the use of any Proprietary Asset. To Seller's knowledge, Seller has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights.

                  (b) Seller has taken all reasonable and appropriate steps to protect and preserve all Seller Proprietary Assets that constitute Purchased Assets that are not otherwise protected by patents, copyright or maskwork registrations and that are not publicly known ("Trade Secrets"). The use, possession or disclosure by Seller of any Proprietary Assets that constitute Purchased Assets used in the Business but which are not owned by Seller has been in compliance with the terms and conditions of a valid and enforceable agreement between Seller and the owner of such Proprietary Assets that constitute Purchased Assets, or such use, possession or disclosure is otherwise lawful under the circumstances. To Seller's knowledge, there has been no unauthorized disclosures of any Trade Secrets, no unauthorized disclosures of any Proprietary Assets of any third party by Seller or any of its respective employees or consultants, and there has been no breach of any confidentiality or nondisclosure agreements to which Seller is a party.

                  (c) Except as set forth in Part 4.9(c) of the Disclosure Schedule, to Seller's knowledge, none of Seller's Proprietary Assets that constitute Purchased Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person and Seller is not infringing, misappropriating or making any unlawful use of, and Seller has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To Seller's knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset of Seller that constitutes a Purchased Asset.

                  (d) There has not been any claim by any customer or other Person alleging that any Proprietary Asset of Seller that constitutes a Purchased Asset (including each version thereof that has ever been licensed or otherwise made available by Seller to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of Seller. Seller has established adequate reserves on the Seller Unaudited Interim Balance Sheet to cover all costs that Seller reasonably anticipates to be associated with any obligations that Seller may have with respect to the correction or repair of programming errors or other defects in the Proprietary Assets.

                  (e) Seller's Proprietary Assets constitute all the Proprietary Assets necessary to enable Seller to conduct the Hardware Business in the manner in which such Hardware

Business has been and is being conducted. Except as set forth in Part 4.9(e) of the Disclosure Schedule (which Part 4.9(e) indicates whether or not such disclosure relates to the Purchased Assets), (i) Seller has not licensed any of the Proprietary Assets to any Person on an exclusive basis, and (ii) Seller has not entered into any material restriction on the right or ability of Seller (A) to compete in any market or geographic area with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) to develop or distribute any technology.

                  (f) All current and former employees have executed and delivered to Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of confidential information and invention assignment agreement previously delivered to Buyer and identified as satisfying the conditions of this Section 4.9(f). All current and former consultants and independent contractors to Seller have executed and delivered to Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of consultant confidential information and invention assignment agreement previously delivered to Buyer and identified as satisfying the conditions of this Section 4.9(f).

         4.10     CONTRACTS.

                  (a) Part 4.10 of the Disclosure Schedule identifies each Contract of Seller that constitutes a "Material Contract" and indicates whether or not each such Contract is a Purchased Asset. For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                           (i) (A) any Contract or outstanding offer relating to
the employment of, or the performance of services by, any employee, (B) any Contract pursuant to which Seller is required to make any severance, termination or similar payment, bonus or relocation payment or any other payment (other than payments in respect of salary) to any current or former employee or director of Seller (if any such payment is disclosed on Part 4.10 of the Disclosure Schedule, such reference also states whether or not such payment is an Assumed Liability for purposes of this Agreement) and (C) any Contract or Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which may be increased, or the vesting of benefits of which may be accelerated;

                           (ii) any Contract (A) relating to the acquisition,
transfer, development, sharing, license (to or by Seller), use or other exploitation of any Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed to Seller under any third party software license generally available to the public); or (B) with respect to the distribution or marketing of any products of Seller, in each case the absence of which would have a Material Adverse Effect on Seller or the Hardware Business;

                           (iii) any Contract which provides for indemnification
of any officer, director, employee or agent of Seller;

                           (iv) any Contract imposing any material restriction
on the right or ability of Seller (A) to compete in any market or geographic area with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                           (v) any Contract (A) relating to the acquisition,
issuance, voting, registration, sale or transfer of any securities (other than the issuance of Seller Common Stock upon the valid exercise of Seller Options, Employee Stock Purchase Plan Rights or Seller Warrants outstanding as of the date of this Agreement), (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing Seller with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                           (vi) any Contract requiring that Seller give any
notice or provide any information to any Person prior to accepting any Acquisition Proposal;

                           (vii) any Contract that (A) contemplates or involves
payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 per month and (B) has a term of more than 90 days and that may not be terminated by Seller within 90 days after the delivery of a termination notice by Seller;

                           (viii) any Contract that contemplates or involves
payment or delivery of cash or other consideration by Seller in an amount or having a value in excess of $75,000 in the aggregate;

                           (ix) any Contract or Plan (including, without
limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (x) any joint marketing or development Contract
currently in force under which Seller has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 90 days or less, or any Material Contract pursuant to which Seller has continuing material obligations to jointly develop any Proprietary Asset that will not be owned, in whole or in part, by Seller and which may not be canceled without penalty upon notice of 90 days or less;

                           (xi) any Contract currently in force to disclose or
deliver to any Person, or permit the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any Seller Proprietary Asset that is material to Seller taken as a whole;

                           (xii) any Contract (not otherwise identified in
clauses "(i)" through "(xi)" of this sentence) that is or would be material to any of Seller, to the business, condition, capitalization or operations of Seller or the Hardware Business, or to any of the transactions contemplated by this Agreement; and

                           (xiii) any other Contract, if a breach of such
Contract could reasonably be expected as of the date of this Agreement to have a Material Adverse Effect on Seller.

                  (b) Each Material Contract is valid and in full force and effect, and is enforceable by Seller in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To the best of the knowledge of Seller, no Person has violated or breached, or committed any default under, any Material Contract.

                  (c) (i) Seller has not violated or breached, or committed any default under, any Material Contract, and, to the best of the knowledge of Seller, no other Person has violated or breached, or committed any default under, any Material Contract that could reasonably be expected as of the date of this Agreement to have a Material Adverse Effect on Seller; (ii) to the best of the knowledge of Seller, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Material Contract, or (E) give any Person the right to cancel, terminate or modify any Material Contract that will have a Material Adverse Effect on Seller; (iii) neither Seller nor any of its Representatives has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract that will have a Material Adverse Effect on Seller; and (iv) Seller has obtained all necessary export licenses related to the export of its products and is not, and has not been, in violation of such export licenses.

                  (d) There is no Material Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or directly or indirectly benefiting any Governmental Body (including any subcontract or other Material Contract between Seller and any contractor or subcontractor to any Governmental Body).

                  (e) No Person is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to Seller under any Material Contract or any other material term or provision of any Material Contract.

         4.11 LIABILITIES. To Seller's knowledge, Seller has no Liabilities, except for: (a) Liabilities identified as such in the "liabilities" column of the Seller Unaudited Interim Balance Sheet; (b) normal and recurring liabilities that have been incurred by Seller since the date of the Seller Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices; (c) transaction expenses payable to Seller's accountants, legal and financial advisors incurred in connection with this Agreement and the Merger Agreement.

         4.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Seller. Seller has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         4.13 CERTAIN BUSINESS PRACTICES. Neither Seller nor any director, officer, agent or employee of Seller has, on behalf of Seller, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         4.14 GOVERNMENTAL AUTHORIZATIONS. Seller holds all Governmental Authorizations necessary to enable Seller to conduct its business in the manner in which such business is currently being conducted. All Governmental Authorizations held by Seller are valid and in full force and effect. Seller is, and at all times has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Seller has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         4.15     TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of Seller with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Seller Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Seller Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date or accrued on the Seller's financial statements.

                  (b) Seller's Financial Statements fully accrue all actual and contingent Liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Sellers will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of this Agreement through the Closing Date or accrued in the Company's financial statements.

                  (c) Except as provided in Seller's Disclosure Schedules, no Seller Tax Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of Seller's Tax Returns has been granted (by Seller or any other Person) that is still in effect, and no such extension or waiver is currently being requested from Seller.

                  (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of Seller, has been threatened against or with respect to Seller in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Seller with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Seller and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of any of Seller except liens for current Taxes not yet due and payable.

                  (e) Seller is not, nor has it ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract, other than agreements to which only the Seller is a party.

         4.16     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Part 4.16(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by Seller for the benefit of any current or former employee of Seller.

                  (b) Seller does not maintain, sponsor or contribute to, and Seller has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of its employees or former employees (a "Pension Plan"). None of the Plans identified in Part 4.16(a) of the Disclosure Schedule is subject to Title IV of ERISA or Section 412 of the Code.

                  (c) Seller does not maintain, sponsor or contribute to any:
(i) employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of any of its employees or former employees (a "Welfare Plan"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in Part 4.16(a) of the Disclosure Schedule is a multi-employer plan (within the meaning of Section 3(37) of ERISA).

                  (d) With respect to each Plan, Seller has made available to
Buyer: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance Contracts, minimum premium Contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                  (e) Seller is not nor has it ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code. Seller has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. Seller has never made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

                  (f) Seller does not have any plan or commitment to create any Welfare Plan or any additional Pension Plan, or to modify or change any existing Pension Plan (other than to comply with applicable law) in a manner that would affect any of its employees.

                  (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of Seller after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to
Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Seller Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of Seller (or the employees' beneficiaries)).

                  (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, to the knowledge of the Seller, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects. Part 2.16(h) of the Disclosure Schedule describes all obligations of Seller as of the date of this Agreement under any of the provisions of COBRA.

                  (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

                  (j) To the knowledge of the Seller, each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service or has remaining a period of time in which to file an application for such determination, and the Company is not aware of any reason why any such determination letter should be revoked or not issued.

                  (k) Neither the execution, delivery or performance of this Agreement or the Merger Agreement, nor the consummation of the Merger thereunder or the transaction contemplated by this Agreement, or any of the other transactions contemplated by this Agreement or the Merger Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee, consultant, or director of Seller (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits. If any such payment is disclosed in Part 4.16(k) of the Disclosure Schedule, such reference also states whether or not such payment is an Assumed Liability for purposes of this Agreement.

                  (l) Part 4.16(l) of the Disclosure Schedule contains a list of all employees of Seller as of the date of this Agreement, and correctly reflects, in all material respects, their base salaries, their targeted annual bonus amounts, their dates of employment and their positions. Seller is not a party to any collective bargaining Contract or other Contract with a labor union involving any of its employees. All of Seller's employees are "at will" employees under applicable law.

                  (m) Part 4.16(m) of the Disclosure Schedule identifies each employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

                  (n) To Seller's knowledge, each Plan complies in all material respects with all applicable Legal Requirements. To Seller's knowledge, Seller is in compliance in all material respects with all Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                  (o) Seller has good labor relations, and it has no knowledge of any facts indicating that (i) the consummation of the Merger pursuant to the Merger Agreement or the transaction contemplated by this Agreement or any of the other transactions contemplated by this Agreement or the Merger Agreement will have a Material Adverse Effect on the labor relations of Seller, or (ii) any of the Hardware Employees (as defined in Section 7.1 below) intends to terminate his or her employment with Seller prior to the Closing

         4.17 ENVIRONMENTAL MATTERS. Seller is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Seller of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Seller has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that it is not in compliance with any Environmental Law, and, to the best of the knowledge of Seller, there are no circumstances that may prevent or interfere with the compliance by Seller with any Environmental Law in the future. To the best of the knowledge of Seller, no current or prior owner of any property leased or controlled by Seller has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Seller is not in compliance with any Environmental Law. To the best knowledge of

Seller, all property that is leased to, controlled by or used by Seller, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature.

         4.18 INSURANCE. Seller has delivered to Buyer a copy of each insurance policy and each self insurance program relating to the business, assets or operations of Seller. Each such insurance policy is in full force and effect. Seller has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending claim (including any workers' compensation claim) under or based upon any insurance policy of Seller; and, to the best of the knowledge of Seller, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

         4.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Seller SEC Documents, since the date of the Seller's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by Seller pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 4.19 of the Disclosure Schedule identifies each Person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act) of Seller as of the date of this Agreement.

         4.20 LEGAL PROCEEDINGS; ORDERS.

                  (a) There are no pending Legal Proceedings (including, to the best knowledge of Seller, any investigation), and no Person has overtly threatened to commence any Legal Proceeding, except as set forth in Part 4.20(a) of the Disclosure Schedule (which Part 4.20(a) indicates whether or not such Legal Proceedings are Purchased Assets or Purchased Liabilities): (i) that involves Seller or any of the assets owned or used by Seller, including, without limitation, any Proprietary Asset of Seller; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement or the Merger Agreement. To the best knowledge of Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. To the best knowledge of Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, cause or provide a basis for a director, officer or other Representative of Seller to seek indemnification from, or commence a Legal Proceeding against or involving Seller.

                  (b) There is no order, writ, injunction, judgment or decree to which Seller, or any of the assets owned or used by Seller, is subject. To the best knowledge of Seller, no officer or other employee of Seller is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Seller.

         4.21 AUTHORITY; BINDING NATURE OF AGREEMENTS. Seller has the absolute and unrestricted right, corporate power and authority to enter into and to perform its obligations under this Agreement, the Merger Agreement and the other agreements contemplated hereby. The Board of Directors of Seller (at a meeting duly called and held) has (a) unanimously determined that the transactions contemplated by the Agreement and the Merger Agreement are advisable and fair and in the best interests of Seller and its stockholders, (b) unanimously approved the execution, delivery and performance of this Agreement and the Merger Agreement by Seller and has unanimously approved the transactions contemplated by the Agreement and the Merger Agreement. This Agreement, the Merger Agreement and the other agreements contemplated hereby and thereby, constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         4.22 [Intentionally left blank.]

         4.23 VOTE REQUIRED. No vote of Seller's stockholders is required to adopt and approve this Agreement and the transactions contemplated by this Agreement.

         4.24 NON-CONTRAVENTION; CONSENTS. Neither (i) the execution, delivery or performance of this Agreement, the Merger Agreement or any of the other agreements referred to in this Agreement or the Merger Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement or the Merger Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of Seller, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Seller;

                  (b) to the knowledge of Seller, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or the Merger Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Seller, or any of the assets owned or used by Seller, is subject, except as provided under U.S. antitrust laws, including the Hart-Scott-Rodino Anti-Trust Improvements Act (the "HSR Act"), Sherman Act and Clayton Act;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the business of Seller or to any of the assets owned or used by Seller;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (iii) accelerate the maturity or performance of any Material Contract, or (iv) cancel, terminate or modify any term of any Material Contract; or

                  (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Seller (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Seller).

         Except as may be required by the Exchange Act, the DGCL (solely with respect to the obligations of Seller under Section 3.2(g) above), the rules of the NASD and the HSR Act, and except as listed in Part 4.24 of the Disclosure Schedule, Seller was not, is not, nor or will it be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of any of the transactions contemplated by this Agreement.

         4.25 [Intentionally left blank.]

         4.26 FINANCIAL ADVISOR. Except for Broadview Associates, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with any of the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of Seller. None of such fees, commissions or other amounts are "Assumed Liabilities."

         4.27 SURVIVING CORPORATION LIABILITIES. Except as disclosed on Part
4.27 of the Disclosure Schedule, after the consummation of the transaction contemplated by this Agreement, to Seller's knowledge, Seller will not have any Liabilities, except for normal and recurring Liabilities that have been incurred by Seller since the date of Seller's Unaudited Interim Balance Sheet in the ordinary course of the Software Business consistent with past practices.

         4.28 [Intentionally left blank.]

         4.29 FULL DISCLOSURE.

                  (a) This Agreement (including the Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

                  (b) Seller has provided Buyer and Buyer's Representatives with reasonable access to Seller's Representatives, Personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Seller; and (b) provided Buyer and Buyer's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Seller, and with such additional financial, operating and other data and information regarding Seller, as Buyer has requested.

5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

         5.1 ORGANIZATION. Buyer is a corporation duly formed and validly existing under the State of California and has full corporate power and authority and the legal right to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

         5.2 AUTHORITY. The execution and delivery of this Agreement (and all other agreements and instruments contemplated hereunder) by Buyer, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the Board of Directors and sole shareholder of Buyer, and no other act or proceeding on the part of Buyer is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The signatory officers of Buyer have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by Buyer pursuant to the provisions hereof and thereof.

         5.3 EXECUTION AND BINDING EFFECT. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, upon their execution and delivery by Buyer, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Seller), legal, valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally or provisions limiting competition, and by equitable principles.

         5.4 CONSENT AND APPROVALS. There is no requirement applicable to Buyer to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by Buyer of the transactions contemplated by this Agreement and the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, except as may be required by the Exchange Act, the DCGL (with respect to the obligations of Seller under Section 3.2(g) above), the rules of the NASD and the HSR Act.

         5.5 NO VIOLATION. Neither the execution, delivery and performance of this Agreement and of all the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Buyer, (b) conflict with or result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound, or (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Buyer or by which any of its properties or assets may be bound.

6.       COVENANTS.

         6.1 ACCESS TO INFORMATION. Prior and subsequent to the Closing, Seller will permit Buyer to make a full and complete investigation of the Purchased Assets and Assumed Liabilities and to receive from Seller all information of Seller relating to the Purchased Assets and Assumed Liabilities or reasonably related to Seller's conduct of the hardware Business. Without limiting this right, Seller will give to Buyer and its accountants, legal counsel, and other representatives full access, during normal business hours, at a mutually agreeable location arranged in advance, to all of the books, records, files, documents, properties, and Contracts of Seller relating to the Purchased Assets and Assumed Liabilities or reasonably related to Seller's conduct of the Hardware Business and allow Buyer and any such representatives to make copies thereof, all of which shall be made available in an organized fashion and so as to facilitate an orderly review. This Section 6.1 shall not affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement. Seller shall maintain and make available the information and records specified in this Section 6.1(a) in the ordinary course of Seller's business and document retention policies, as if the transactions contemplated by this Agreement had not occurred.

         6.2 THIRD PARTY CONSENTS. Seller and Buyer shall use commercially reasonable efforts to obtain, within the applicable time periods required, all Consents, waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement so as to preserve all rights of and benefits to, and all obligations of, the Buyer in the Purchased Assets and under the Assumed Liabilities, respectively.

         6.3 CERTAIN NOTIFICATIONS. At all times prior to the Closing, Seller and Buyer shall promptly notify the other party in writing of the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy any of the conditions specified in Section 8 or Section 9 of this Agreement.

         6.4 BEST EFFORTS. Except where otherwise expressly stated, Seller and the Buyer shall use their best efforts to cause to be fulfilled and satisfied all of the conditions to the Closing set forth in Section 8 and Section 9 below, respectively and to cause to be performed all of the matters required by them at the Closing.

         6.5 SELLER'S CONDUCT OF THE BUSINESS PRIOR TO CLOSING. During the period from the date of this Agreement to the Closing Date, Seller will conduct the Business in its ordinary and usual course, consistent with past practice, and will use all commercially reasonable efforts to preserve intact all rights, privileges, franchises and other authority of the Business, to retain employees, and to maintain favorable relationships with licensors, licensees, suppliers, Contractors, distributors, customers, and others having relationships with the Business. Seller shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business, and any material event involving the Hardware Business, the Purchased Assets or the Assumed Liabilities. Without limiting the generality of the foregoing, and except as approved in writing by Buyer in advance, prior to the Closing or as provided in this Agreement, Seller:

                  (a) will not create, incur or assume (i) any borrowings under capital leases, or (ii) any obligation which would in any material way affect the Hardware Business, the Purchased Assets, the Assumed Liabilities or Buyer's ability to conduct the Hardware Business in substantially the same manner and condition as conducted by Seller on the date of this Agreement;

                  (b) will not change in any manner the compensation of, or agree to provide additional benefits to, or enter into any employment agreement with, any Hardware Employee;

                  (c) will maintain insurance coverage in amounts adequate to cover the reasonably anticipated risks of the business conducted with the Purchased Assets;

                  (d) will not acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Hardware Business;

                  (e) will not sell, dispose of or encumber any of the Purchased Assets or license any Purchased Assets to any Person except for the sale of Inventory in the normal course of business;

                  (f) will not enter into any agreements or commitments relating to the Hardware Business, except on commercially reasonable terms in the ordinary course of business of the Hardware Business;

                  (g) will comply in all material respects with all laws and regulations applicable to the Business;

                  (h) will use reasonable efforts to assist Buyer in employing the Hardware Employees;

                  (i) will not change or announce any change to the products or services sold by the Hardware Business;

                  (j) will not violate, amend or otherwise change in any material way the terms of any of the Material Contracts that constitute Purchased Assets;

                  (k) will not commence a lawsuit related to or involving the Hardware Business, the Purchased Assets or the Assumed Liabilities other than
(a) for the routine collection of bills; (b) for injunctive relief on the grounds that Seller has suffered immediate and irreparable harm not compensable in money damages, provided that Seller has obtained the prior written consent of Buyer, such consent not to be unreasonably withheld; or (c) for a breach of this Agreement, the Merger Agreement or any of the transactions contemplated thereby; or

                  (l) will not assign, sell or otherwise convey to any third party, any of the accounts receivable relating to the Hardware Business prior to the Closing Date.

         6.6 NO OTHER BIDS. Until the earlier to occur of (a) the Closing or (b) the termination of this Agreement pursuant to its terms, Seller shall not, and Seller shall not authorize any of its Representatives to, directly or indirectly, (i) initiate, solicit or encourage (including by way of furnishing information regarding the Hardware Business or the Purchased Assets) any inquiries, or make any statements to third parties which may reasonably be expected to lead to any proposal concerning the sale of the Hardware Business or the Purchased Assets (other than to Merger Party and its Representatives in connection with the Merger), or (ii) negotiate, engage in any substantive discussions, or enters into any agreement, with any Person concerning the sale of Seller, the Business or the Purchased Assets (other than with the Merger Party and its Representatives). Notwithstanding the foregoing, if Seller or any of its Representatives shall receive an unsolicited set of terms, expression of interest, inquiry, proposal or offer from any Person, entity or group (other than Buyer and its Representations) relating to possible acquisition of the Business or the Hardware Business ( an "Alternative Proposal"), then, (i) Seller will give Buyer Parent prompt written notice thereof, providing the identity of the other Person, entity or group, and a detailed description of the material terms of such Alternative Proposal, and (ii) to the extent the Board of Directors of Seller believes in good faith that such Alternative Proposal represents a Superior Offer, and the Board of Directors of Seller determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Seller to comply with its fiduciary duties to Seller's stockholders under applicable law, Seller and its Representatives may furnish in connection therewith information and take such other actions consistent with the fiduciary obligations of the Board of Directors of Seller, and such actions shall not be considered a breach of any obligations of Seller hereunder. Notwithstanding the foregoing, if Buyer delivers to Seller a detailed written proposal within five (5) business days of Buyer's receipt of the material terms of the Alternative Proposal, and for which the economic value to Seller is substantively the same or better than the economic value of a Superior Offer as determined in good faith by Seller's outside legal counsel and financial advisors ("Buyer's Proposal"), Seller shall accept Buyer's Proposal and shall not accept the Superior Offer, and Buyer and Seller shall in good faith and within five (5) business days of Seller's acceptance of Buyer's Proposal amend this Agreement or enter into any additional agreements to reflect the terms of Buyer's Proposal. In the event Seller does not receive Buyer's Proposal within such period of time, or if Seller does so receive Buyer's Proposal and Buyer and Seller are unable to amend this Agreement or enter into any additional agreements within such period of time, Seller shall have no further obligation to negotiate with Buyer under this Section 6.6, and shall have the right to take such actions consistent with the fiduciary obligations of the Board of Directors of Seller.

         6.7 TAX RETURNS. Seller shall, to the extent that failure to do so could adversely affect the Business or the Purchased Assets following Closing, provide reasonable assistance to Buyer upon its request to enable Buyer to file in a timely manner all returns and reports relating to Taxes, and such returns and reports shall be true, correct and complete and shall be subject to the review and consent of Buyer which consent shall not be unreasonably withheld.

         6.8 NO POST-CLOSING RETENTION OF COPIES. Immediately after the Closing, Seller shall deliver to Buyer or destroy copies of Purchased Assets in Seller's possession that are in addition to copies delivered to Buyer as part of the Closing, whether such copies are in paper form, on computer media or stored in another form; provided, however, that Seller may retain and use copies of all books, records, files and papers, whether in hard copy or electronic format, used in the Hardware Business listed in Section 2.1(a)(xiii) above as well as other documents required by law to be kept by Seller for the sole purpose of preparing its statutory accounts; and provided further, that Seller may retain copies of and use in a manner that is reasonably related to the conduct of its business (other than for distribution, marketing or sale of an imaging hardware device (as defined in the Software License Agreement) with a retail price of $300 or less) the customer lists included in Section 2.1(a)(xiii) as Purchased Assets.

         6.9 CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS. Buyer and Seller acknowledge that they previously executed a Mutual Nondisclosure Agreement, dated as of September 29, 1998, and agree that such agreement will continue in full force and effect in accordance with its terms. Buyer and Seller will have agreed to the text of a joint press release announcing the signing of this Agreement and, if required by Seller, the Merger Agreement. Buyer and Seller shall consult with each other before issuing any other press release or otherwise making any public statement with respect to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement or the Merger Agreement. Without limiting the generality of the foregoing, neither party shall or shall permit any of its Representatives to make any disclosure regarding this Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Merger Agreement unless (a) the other party shall have approved such disclosure or (b) the other party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law; provided that such party notifies the other party prior to making such disclosure.

         6.10 POST-CLOSING ACTIONS. Subsequent to the Closing Date, Seller shall, from time to time, execute and deliver, upon the request of Buyer, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may reasonably be requested by Buyer to effect, record or verify the transfer to, and vesting in Buyer, of Seller's right, title and interest in and to the Purchased Assets, free and clear of all Liens, in accordance with the terms of this Agreement.

         6.11 PERMITS. Seller will assist Buyer in obtaining any licenses, permits or authorizations, consents and approvals required for carrying on the Hardware Business but which are not transferable.

         6.12 TAXES. Buyer shall be responsible for paying, shall promptly discharge when due, and shall reimburse, indemnify and hold harmless Seller from, any sales or use, transfer, excise or other similar Taxes (excluding taxes based on or measured by Seller's net income) arising from, imposed on or attributable to the transactions contemplated by this Agreement. Buyer shall provide Seller with a resale certificate within thirty (30) days following the Closing Date to the extent Buyer determines that no sales tax is required to be paid with regard to the transfer of the Purchased Assets to Buyer.

         6.13 FIRPTA COMPLIANCE. On or prior to the Closing Date, Buyer shall deliver to Seller a properly executed statement in a form reasonably acceptable to Seller for purposes of satisfying Seller's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         6.14 BULK SALES LAWS. Buyer and Seller shall comply with applicable bulk sales laws with respect to the transfer of the Purchased Assets and Assumed Liabilities to Buyer.

         6.15 SERVICES AGREEMENT. Prior to the Closing Date, Buyer and Seller shall negotiate in good faith to enter into a services agreement pursuant to which Buyer shall provide to Seller certain administrative services to be agreed upon between Buyer and Seller at Buyer's actual cost to enable Seller to continue to operate its Software Business after the Closing Date and for a period of six (6) months following the effective time of the Merger in a manner substantially similar to the manner in which it was operated prior to the Closing Date, which services shall include, among other things, office and conference space at Seller's current facilities, provided Buyer maintains a lease at such address; use of the telephone system, computer systems and other infrastructure at Seller's current facilities; payroll services; accounting services; and customer and technical support services (the "Services Agreement").

         6.16 ASSIGNMENT OF BUILDING LEASE. Prior to signing this Agreement, Seller shall obtain an executed consent to assignment from its landlord in connection with Seller's assignment to Buyer of that certain Lease Agreement dated May 21, 1996 between Seller and Landlord (as that term is defined in the Lease Agreement).

7.       EMPLOYEE MATTERS.

         7.1      TRANSFERRED EMPLOYEES.

                  (a) Prior to Closing, Buyer shall offer (the "Offer") all employees and consultants of Seller listed on Exhibit D (the "Hardware Employees") employment as of 12:01 a.m. on the day following the Closing Date. The terms and conditions of such Offer to each Hardware Employee shall be in writing, and, except as otherwise specifically agreed to by such Hardware Employee, Buyer shall hire all Hardware Employees to whom it has made such an Offer in accordance with this Section 7.1 (excluding any who were no longer employees of Seller immediately prior to the Closing) and who accept such Offer in the manner and within the time frame specified by this Section 7.1 (such Transferred Employees hired by Buyer being hereinafter referred to as the "Hired Employees"). The terms and conditions of Buyer's Offer to the Hardware Employees shall include the following:

                           (i) For six months following the Closing Date, Buyer
shall pay each such Hired Employee at the applicable salary rate which is not less than the rate paid by the Company to him or her immediately preceding the Closing Date;

                           (ii) Buyer agrees not to terminate any Hired Employee
other than for Cause during the six month period following the Closing Date unless it provides such terminated employee a severance benefit equal to the remaining amount of salary such Hired Employee would have been paid if such Hired Employee remained employed with Buyer until the end of such six month period. "Cause" means fraud, theft, the commission of any crime or similar act or a material violation of any employment practice or policy of Buyer, any of which result in material injury to Buyer;

                           (iii) Hired Employees shall be assigned to positions
with responsibilities and duties approximately comparable to those such Hired Employees had at Seller immediately prior to the Closing Date, except as otherwise specifically agreed to by such Hired Employee;

                           (iv) No Hired Employee shall, as a condition of
initial employment by Buyer, be required to take a drug test or a physical examination; and

                           (v) Hired Employees shall be eligible to participate
in the employee benefit plans offered to comparably situated employees of Buyer beginning on the date of commencement of employment with Buyer in accordance with the terms and conditions of such plans.

                  (b) ACCEPTANCE OF OFFER. Buyer shall have no duty to hire any Hardware Employee who has not signed and returned to Buyer a written form of acceptance of the Offer on or before the Closing Date.

8.       CONDITIONS TO BUYER'S OBLIGATIONS.

         The obligations of Buyer under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived by Buyer in writing, except as otherwise provided by law:

         8.1 REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF COVENANTS; MATERIAL ADVERSE EFFECT.

                  (a) The representations and warranties of Seller contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on the Hardware Business or Purchased Assets satisfying the conditions set forth in Section 8.1(c) below;

                  (b) Seller shall have substantially performed and complied with all of its materials agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller in all material respects prior to or on the Closing Date; and

                  (c) No Material Adverse Effect on the Hardware Business or Purchased Assets resulting (or which could reasonably be expect to result) in actual and demonstrable out-of-pocket costs and expenses incurred (or to be incurred) by Seller in excess of $2 million shall have occurred after the date of this Agreement and prior to the Closing Date. Any decline in Seller's gross revenues shall not be considered in determining whether such Material Adverse Effect has occurred.

                  (d) Buyer shall have received a certificate, dated as of the Closing Date, signed and verified by an officer of Seller on behalf of Seller certifying as to the matter set forth in Sections 8.1(a), (b) and (c) above.

         8.2 NO PROCEEDINGS OR LITIGATION.

                  (a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

                  (b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against any of the parties, or any of their respective Affiliates, associates, officers or directors, seeking to prevent transactions contemplated by this Agreement, including, without limitation, the sale of the Purchased Assets or asserting that the sale of the Purchased Assets would be illegal or create liability for damages or which may have a Material Adverse Effect on the Hardware Business or the Purchased Assets satisfying the conditions set forth in Section 8.1(c) above.

         8.4 GOVERNMENTAL FILINGS. The parties shall have made any required filing with Governmental Entities in connection with this Agreement, and any approvals related thereto shall have been obtained or any applicable waiting periods shall have expired. If a proceeding or review process by a Governmental Entity is pending in which a decision is expected, Buyer shall not be required to consummate the transactions contemplated by this Agreement until such decision is reached or rendered, notwithstanding Buyer's legal ability to consummate the transactions contemplated by this Agreement prior to such decision being reached or rendered.

         8.5 LICENSE AGREEMENT. Unless executed at the time of execution of this Agreement, Seller shall have entered into a License Agreement substantially in the form attached hereto as Exhibit E.

         8.6 RELEASE OF SECURITY INTEREST. The Purchased Assets shall be free of all Liens created by Silicon Valley Bank, and Seller shall have provided to Buyer and Buyer Parent executed UCC-3 termination statements or other reasonable evidence thereof.

9. CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived in writing by Seller, except as otherwise provided by law:

         9.1 REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF COVENANTS; MATERIAL ADVERSE EFFECT.

                  (a) The representations and warranties of Buyer contained in this Agreement shall have been accurate in all material respects as of the date of the Agreement;

                  (b) Buyer shall have substantially performed and complied with all of its material agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer in all material respects prior to or on the Closing Date; and

                  (c) Seller shall have received a certificate, dated as of the Closing Date, signed and verified by an officer of Buyer on behalf of Buyer certifying to the matters set forth in Sections 9.1(a) and 9.1(b) above.

         9.2 [Intentionally left blank.]

         9.3 NO PROCEEDING OR LITIGATION.

                  (a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

                  (b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against any of the parties, or any of their respective Affiliates, associates, officers or directors, seeking to prevent transactions contemplated by this Agreement, including, without limitation, the sale of the Purchased Assets or asserting that the sale of the Purchased Assets would be illegal or create liability for damages or which may have a Material Adverse Effect on the Hardware Business or the Purchased Assets satisfying the conditions set forth in Section 9.1(a) above.

         9.4 GOVERNMENTAL FILINGS. The parties shall have made any filing required with Governmental Entities in connection with this Agreement, and any approvals related thereto shall have been obtained or any applicable waiting periods shall have expired. If a proceeding or review process by a Governmental Entity is pending in which a decision is expected, Seller shall not be required to consummate the transactions contemplated by this Agreement until such decision is reached or rendered, notwithstanding Seller's legal ability to consummate the transactions contemplated by this Agreement prior to such decision being reached or rendered.

         9.5 PURCHASE PRICE. In the event that the Purchase Price shall be paid in funds other than U.S. dollars, such currency shall have been exchanged for U.S. dollars in the full amount of the Purchase Price.

         9.6 LICENSE AGREEMENT. Unless executed at the time of execution of this Agreement, Buyer shall have entered into a License Agreement substantially in the form attached hereto as Exhibit G.

10.      TERMINATION.

         10.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of the Boards of Directors of Buyer and Seller;

                  (b) by either Buyer or Seller if the Closing shall not have been consummated by March 15, 1999 (unless the failure to consummate the Closing is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Closing Date);

                  (c) by either Buyer or Seller if a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

                  (d) by Seller if Seller enters into an agreement to sell the Hardware Business or the Purchased Assets on terms constituting a Superior Offer in accordance with terms contained in Section 6.6; or

                  (e) by Buyer upon the occurrence of a Material Adverse Effect satisfying the conditions set forth in Section 8.1(c) above.

         10.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination under Section 10.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 10.2, Section 10.3 and Section 11 shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement and (iii) no termination of this Agreement shall affect the obligations of the parties contained in the Mutual Nondisclosure Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         10.3 TERMINATION OF REPRESENTATION AND WARRANTIES. The representations and warranties of Seller and Buyer made in this Agreement shall terminate as of the Closing, and shall have no further force or effect, except in the cause of fraud.

         10.4 TERMINATION FEES. If this Agreement is terminated by Seller pursuant to Section 10.1(d) above, Seller shall pay to Buyer a nonrefundable fee in cash equal to $600,000 in cash within three (3) days of such termination, which fee shall constitute liquidated damages to Buyer and the exclusive remedy of Buyer for Seller's termination of this Agreement.

11.      MISCELLANEOUS.

         11.1 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section
11.1 shall be binding upon the parties and their respective successors and assigns.

         11.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         11.3 GOVERNING LAW; JURISDICTION. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of the state of California.

         11.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         11.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         11.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered Personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice, and (a) if to Seller, with a copy to Venture Law Group, 2775 Sand Hill Road, Menlo Park, CA 94025, Attention: Josh Green or (b) if to Buyer, with a copy to The Law Offices of Robert D. Cochran, 5201 Great America Parkway, Suite 320, Santa Clara, CA 95054.

         11.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

         11.8 ENTIRE AGREEMENT. This Agreement and the documents referred to herein are the product of both of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein.

         11.9 ADVICE OF LEGAL COUNSEL. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the Person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

         11.10 COSTS AND EXPENSES. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

         11.11 FINDER'S FEE. Except for Broadview Associates LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with any of the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of Buyer or Seller. Seller has communicated to Buyer and Merger Party the fee formula pursuant to which fees, commissions and other amounts will be paid by Seller to Broadview Associates LLC if the transactions contemplated by the Merger Agreement and this Agreement are consummated. Seller has furnished to Buyer accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements relating to the engagement of Broadview Associates LLC.



                            [Signature pages follow]

         This Agreement has been duly executed and delivered by the duly authorized officers of Seller and Buyer (and by Buyer Parent with respect to its obligations under Section 3.2(f) of this Agreement ) as of the date first above written.


                                   PRIMAX ELECTRONICS LTD.,
                                   A CORPORATION ORGANIZED UNDER THE
                                   LAWS OF TAIWAN


                                 By:  /s/ RAYMOND LIANG
                                      -----------------------------------------

                                 Name: Raymond Liang
                                       ----------------------------------------

                                 Title:  President and Chief Executive Officer
                                       ----------------------------------------

                                 Address: 6F No. 159 Kang Ning Street
                                          Hsi Chih Town Taipie Hsien Taiwan ROC
                                          -------------------------------------


                                 Telephone:  (886) 2-2695-3073
                                           ------------------------------------
                                 Fax Number: (886) 2-2695-3071
                                            -----------------------------------

                                 PRIMAX V ACQUISITION CORP.,
                                 A CALIFORNIA CORPORATION


                                 By:  /s/ RAYMOND LIANG
                                     ------------------------------------------
                                 Name:  Raymond Liang
                                       ----------------------------------------
                                 Title: President and Chief Executive Officer
                                        ---------------------------------------
                                 Address:
                                         --------------------------------------


                                 Telephone:
                                           ------------------------------------
                                 Fax Number:
                                            -----------------------------------

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

         This Agreement has been duly executed and delivered by the duly authorized officers of Seller and Buyer (and by Buyer Parent with respect to its obligations under Section 3.2(f) of this Agreement ) as of the date first above written.

                                   VISIONEER, INC.


                                   By: /s/ J. LARRY SMART
                                      ------------------------------------------

                                   Name:  J. Larry Smart
                                        ----------------------------------------

                                   Title: President and CEO
                                         ---------------------------------------
                                             34800 Campus Drive
                                   Address:  Fremont, CA 94555
                                           -------------------------------------

                                   Telephone:   510-608-6300
                                             -----------------------------------

                                   Fax Number:  510-608-0305
                                              ----------------------------------





                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Buyer) contemplating or otherwise relating to any Acquisition Transaction.

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets, properties, or business of Seller relating to the Hardware Business.

         AFFILIATE. "Affiliate" means with respect to any Person, a Person directly or indirectly controlling or controlled by or under common control with such Person.

         AGREEMENT. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         CLOSING. "Closing" means the consummation of the transactions contemplated by this Agreement.

         CLOSING BALANCE SHEET. "Closing Balance Sheet" means the unaudited balance sheet of the Business prepared by the Buyer in accordance with GAAP, consistently applied, and delivered to Seller on the Closing Date which includes the asset and liability accounts of the Business as of the Closing Date, inclusive of any adjustment from the Seller Balance Sheet.

         CLOSING DATE.  "Closing Date" means the date of the Closing.

         CODE.  "Code" means the Internal Revenue Code of 1986, as amended.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         DAMAGES. "Damages" shall mean any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Buyer on behalf of Seller.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability) relating to the any business or activity of Seller, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         LIEN. "Lien" means any mortgage, pledge, lien, security interest, option, covenant, condition, restriction, encumbrance, charge or other third-party claim of any kind.

         MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on Seller if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on Seller's business, condition, assets, Liabilities, operations, financial performance or prospects either before or after giving effect to the transaction contemplated by this Agreement.

         MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" shall include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

         MERGER. "Merger" shall mean the Merger contemplated under the Merger Agreement.

         MERGER AGREEMENT. "Merger Agreement" shall mean the Agreement and Plan of Merger and Reorganization between the Merger Party and Seller which Seller contemplates it will enter into as of or shortly following the date of this Agreement.

         MERGER PARTY. "Merger Party" shall mean the third party, including any affiliated entities of such third party, that have entered into the Merger Agreement with Seller.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program (in source and executable form), algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset in any jurisdiction in the world; or (b) right to use or exploit any of the foregoing in any jurisdiction in the world.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SELLER CONTRACT. "Seller Contract" shall mean any Contract: (a) to which Seller is a party; (b) by which Seller or any asset of Seller is or may become bound or under which Seller has, or may become subject to, any obligation; or (c) under which Seller has or may acquire any right or interest.

         SELLER PROPRIETARY ASSET. "Seller Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Seller or otherwise used by Seller.

         SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body.

         SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Seller pursuant to which the stockholders of Seller immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Seller of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of Seller's business immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by Seller), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Seller, on terms that the board of directors of Seller determines, in its reasonable judgment, after consultation with its financial advisor, to be, if such offer is consummated, more favorable to Seller's stockholders than the terms set forth in this Agreement and/or the Merger Agreement.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Exhibits B-E have been omitted pursuant to S-K Item 601(b)(2). We agree to furnish supplementally to the Commission any exhibits upon request.

                                SCHEDULE 2.1 (c)

                              OTHER INCLUDED ASSETS



                                      None

                                  SCHEDULE 2.2

                              OTHER EXCLUDED ASSETS



1. All cash and cash equivalents set forth on the Closing Balance Sheet.

2. OneTouch software module.

                                SCHEDULE 2.3(b)

                           OTHER INCLUDED LIABILITIES



1. Any sales or use, transfer, excise, or other similar Taxes (excluding federal and state income taxes) arising from, unpaid on or attributable to the transactions contemplated by this Agreement (but not the transactions contemplated by the Merger Agreement).

                                  SCHEDULE 2.4

                           OTHER EXCLUDED LIABILITIES


1. All obligations of the Company under the Merger Agreement, the Asset Purchase Agreement and any agreements contemplated thereby.

2. Taxes imposed on the Company and arising from or attributable to the actions contemplated by the Merger and the Merger Agreement.

3. Taxes imposed on the Company relating to its corporate existence, such as state franchise taxes and fees based on state of incorporation, capital structure, and doing business as a foreign corporation.

4. All obligations in favor of past and current directors and officers of the Company for acts and omissions occurring prior to the Effective Time, as provided in the Company's Bylaws and as provided in any indemnification agreements between the Company and said officers and directors.

5. Litigation expenses, including attorneys' fees, incurred by the Company in connection with any shareholder derivative action.

6. Liabilities of the Company relating to the exercise of appraisal rights by the Company's stockholders in connection with the Merger and the Asset Purchase Agreement.

7. Costs and expenses of the Company associated with the Merger and the Asset Purchase Agreement.

8. Liabilities of the Company in respect of employees that are not Hardware Employees.

9.       Liabilities of the Company to Silicon Valley Bank.

10. Without limiting item 7 above, any fees, commissions, expenses or other obligations of the Company to Broadview Associates and Venture Law Group.

11. Liabilities arising under any Material Contracts that are not "Purchased Assets and Assumed Liabilities" as set forth in the Disclosure Schedule.

                                  SCHEDULE 2.7

                          ALLOCATION OF PURCHASE PRICE

                           WAIVER OF CLOSING CONDITION
                                       AND
                      AMENDMENT TO ASSET PURCHASE AGREEMENT

        WHEREAS, Visioneer, Inc., a Delaware corporation ("Seller"), Primax V Acquisition Corp., a California corporation ("Buyer") and Primax Electronics Ltd., a corporation organized under the laws of Taiwan ("Buyer Parent") executed that certain Asset Purchase Agreement dated December 2, 1998 (the "Agreement") pursuant to which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller certain Purchased Assets in connection with Seller's Hardware Business, all as more fully set forth in the Agreement;

        WHEREAS, pursuant to Section 6.15 of the Agreement, Buyer and Seller agreed that prior to the Closing Date they would negotiate in good faith to enter into a services agreement pursuant to which Buyer would provide to Seller certain administrative services to be agreed upon between Buyer and Seller at Buyer's actual cost to enable Seller to continue to operate its Software Business after the Closing Date for a period of six (6) months following the effective time of a proposed merger between Seller and a third party in a manner substantially similar to the manner in which it was operated prior to the Closing Date (the "Services Agreement");

        WHEREAS, Seller, Buyer and Buyer Parent wish to waive the respective obligations of each party under Section 6.15 of the Agreement prior to the Closing Date, and amend such obligations in the manner set forth herein below pursuant to the terms of this Waiver of Closing Condition and Amendment to Asset Purchase Agreement (this "Waiver and Amendment");

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by each party, the parties agree as follows:

        1. WAIVER. The respective obligations of Buyer and Seller as set forth in Section 6.15 of the Agreement to negotiate in good faith to enter into the Services Agreement prior to the Closing Date are hereby waived, and the execution and delivery of the Services Agreement shall not be condition to the Closing of the Agreement anticipated to take place on January 6, 1998.

        2. AMENDMENT. Section 6.15 of the Agreement is hereby amended and restated in its entirety as set forth below:

        "6.15 SERVICES AGREEMENT. As soon as practicable following the Closing Date and in any event no later than January 31, 1999, Buyer and Seller shall negotiate in good faith to enter into a services agreement pursuant to which Buyer shall provide to Seller certain administrative services to be agreed upon between Buyer and Seller at Buyer's actual cost to enable Seller to continue to operate its Software Business after the Closing Date and for a period of six (6) months following the effective time of the Merger in a manner substantially similar to the manner in which it was operated prior to the Closing Date, which services shall include, among other things, office and conference space at Seller's current facilities, provided Buyer maintains a lease at such address; use of the telephone system, computer systems and other infrastructure at Seller's current facilities; payroll services; accounting services; and customer and technical support services (the "Services Agreement")."

        3. DEFINITIONS. Unless specifically designated otherwise, all capitalized terms used herein shall have the same meanings attributed to them in the Agreement.

        4. EFFECT OF WAIVER AND AMENDMENT. Except as specifically set forth herein, the terms and conditions contained in the Agreement shall continue in full force and effect.

        5. MISCELLANEOUS.

               5.1 THIRD PARTIES. Nothing in this Waiver and Amendment, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Waiver and Amendment, except as expressly provided herein.

               5.2 GOVERNING LAW. This Waiver and Amendment shall be governed by and construed under the laws of the State of California in the United States of America as applied to agreements among California residents entered into and to be performed entirely within California.

               5.3 COUNTERPARTS. This Waiver and Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               5.4 SEVERABILITY. If one or more provisions of this Waiver and Amendment are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Waiver and Amendment, and the balance of this Amendment shall be enforceable in accordance with its terms.

                            [SIGNATURE PAGES FOLLOW]

        This Waiver and Amendment has been duly executed and delivered by the duly authorized officers of Seller, Buyer and Buyer Parent as of January 6, 1999.


                                            PRIMAX ELECTRONICS LTD.,
                                            A CORPORATION ORGANIZED UNDER THE
                                            LAWS OF TAIWAN


                                            By: /s/ RAYMOND LIANG
                                               ---------------------------------
                                            Name: RAYMOND LIANG
                                                 -------------------------------
                                            Title: CEO
                                                  ------------------------------
                                            Address: 6F. No. 159 Kang Ning St
                                                    ----------------------------
                                                    Hsi Chih Town Taipei Taiwan
                                                    ----------------------------
                                            Telephone: 886-2-26953073
                                                      --------------------------
                                            Fax Number: 886-2-26953071
                                                      --------------------------

                                            PRIMAX V ACQUISITION CORP.,
                                            A CALIFORNIA CORPORATION

                                            By: /s/ RAYMOND LIANG
                                               ---------------------------------
                                            Name: RAYMOND LIANG
                                                 -------------------------------
                                            Title: CEO
                                                  ------------------------------
                                            Address:
                                                    ----------------------------

                                                    ----------------------------
                                            Telephone:
                                                      --------------------------
                                            Fax Number:
                                                      --------------------------


                    [SIGNATURE PAGE TO WAIVER AND AMENDMENT]

        This Waiver and Amendment has been duly executed and delivered by the duly authorized officers of Seller, Buyer and Buyer Parent as of January 6, 1999.


                                            VISIONEER, INC.


                                            By: /s/ J. LARRY SMART
                                               ---------------------------------
                                            Name: J. LARRY SMART
                                                 -------------------------------
                                            Title: CEO
                                                  ------------------------------
                                            Address: 24800 CAMPUS DR.
                                                    ----------------------------
                                                    FREMONT, CA.
                                                    ----------------------------
                                            Telephone: 510 608 0300
                                                      --------------------------
                                            Fax Number: 510 608 0411
                                                      --------------------------




                    [SIGNATURE PAGE TO WAIVER AND AMENDMENT]